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                                                                   EXHIBIT 10.14

                                SECOND AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT (the "Second Amendment") to the EMPLOYMENT AGREEMENT (the "Agreement"), is made in New York, New York as of the 1st day of April, 2002, between Atlantic Technology Ventures, Inc., a Delaware corporation having its executive offices and principal place of business at 350 Fifth Avenue, Suite 5507, New York, New York (the "Company"), and Frederic P. Zotos, an individual currently residing at 534 Third Avenue, Apartment No. 3, New York, New York (the "Executive").

         WHEREAS, the Parties hereto entered into the Agreement dated April 3, 2000;

         WHEREAS, the Parties hereto entered into a First Amendment to the Agreement dated February 20, 2001;

         WHEREAS, the Parties hereto desire to amend certain aspects of the Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

         1. As of the date hereof, Section 3(a) shall be amended to read in its entirety as follows:

         Base Salary. The Company agrees to pay to Executive a base salary ("Base Salary") at the annual rate of $225,000, payable in equal installments consistent with the Company's payroll practices. Notwithstanding the forgoing, the Executive agrees to defer and accrue a portion of the Base Salary at the annual rate of $50,000, deferrable and accruable in equal installments consistent with the Company's payroll practices. The salary deferral and accrual shall end and Company will pay the Executive in full the deferred and accrued salary amount hereunder upon the earlier of either the Company's own determination, the Executive's termination of employment by the Company as provided in Section 4(d) of this Agreement, or the expiration of the Term of this Agreement.

         2. As of the date hereof, Section 3(c) shall be amended to read in its entirety as follows:

         Bonus, The Company shall pay to Executive an annual bonus (the "Bonus") in an amount to be determined by Compensation Committee of the Board of Directors in its discretion but in no event less than $50,000. In addition, Executive shall be entitled to participate in any bonus or other incentive programs as may be established by the Company. Notwithstanding the forgoing, the Company will pay the Executive in full any accrued bonus amount hereunder upon the earlier of either the Executive's termination of employment by the Company as provided in Section 4(d) of this Agreement, or the expiration of the Term of this Agreement.

         3. As of the date hereof, Section 4(d) shall be amended to read in its entirety as follows:

         Termination By Company For Any Other Reason. In the event that Executive's employment hereunder is terminated by the Company during the Term for any reason other than as provided in Section 4(b) or 4(c) of this Agreement, then the Company shall pay to Executive the Base Salary through such

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date of termination and, in lieu of any further compensation and benefits for the balance of the Term, severance pay equal to the Base Salary that Executive should have otherwise received during the period beginning on such date of termination and ending six (6) months from the effective date of such termination, which severance pay shall be paid commencing with such date of termination at the times and in the amounts such Base Salary would have been paid. Notwithstanding the forgoing, the Company shall also pay the Executive in full any deferred and accrued salary owed under Section 3(a) of this Agreement, and any accrued bonus under Section 3(c) of this Agreement. Notwithstanding anything to the contrary contained herein, in the event that Executive shall breach Section 5 or 6 of this Agreement, in addition to any other remedies the Company may have in the event Executive breaches this Agreement, the Company's obligation pursuant to this Section 4(d) to continue such salary shall cease and Executive's rights thereto shall terminate and shall be forfeited.

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.

                                           ATLANTIC TECHNOLOGY VENTURES, INC.

                                           By: /s/ Nicholas J. Rossettos
                                               --------------------------------
                                               Nicholas J. Rossettos
                                               Chief Financial Officer

                                           /s/ Frederic P. Zotos
                                           ------------------------------------
                                           Frederic P. Zotos

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